UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Prinicipal Officers.

(b)           On October 3, 2005, Mr. Mark Monroe resigned as a member of the Board of Directors of Unit Corporation (the “Company”), as well as the Company’s Audit and Nominating and Governance Committees. The resignation was effective on October 3, 2005. Mr. Monroe's resignation was based on his decision to accept the positions of President and Chief Operating Officer of Continental Resources Inc., a private oil and gas company. His resignation was not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Section 7 – Regulation FD.

Item 7.01 Regulation FD Disclosure.

On October 4, 2005, Unit Corporation announced that Mr. Mark Monroe resigned, as a director of the Company. A copy of the press release announcing Mr. Monroe's resignation is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Unit Corporation press release dated October 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: October 4, 2005	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No. Description.

99.1	Unit Corporation press release dated October 4, 2005